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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           CHUNGHWA TELECOM CO., LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


Republic of China                           Not Applicable
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(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)


21-3 Hsinyi Road, Section 1
Taipei, Taiwan
Republic of China                           None
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(Address of Principal Executive Offices)    (Zip Code)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effect pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form
relates :    333-13074


Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                                                  Name of Each Exchange on Which
to be so Registered                                                  Each Class is to be Registered
-------------------                                                  ------------------------------
Common Shares, par value NT$10 per share                             New York Stock Exchange, Inc.*
American Depositary Shares, as evidenced by American                 New York Stock Exchange, Inc.
Depositary Receipts, each representing ten Common Shares


* Application to be made for listing, not for trading, in connection with the registration of American Depositary Shares.


Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
--------------------------------------------------------------------------------
                                (Title of Class)



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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of American Depositary Shares" contained in the registrant's registration statement on Form F-1, file number 333-13074 as filed with the Securities and Exchange Commission on July 10, 2003, as amended, which information is hereby incorporated by reference.

ITEM 2.     EXHIBITS.

            Not applicable.



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                                    SIGNATURE


            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            CHUNGHWA TELECOM CO., LTD.
                                                   (Registrant)




Date: July 10, 2003                         By:      /s/ Shyue-Ching Lu
      -------------                                  ---------------------------
                                                          (Signature)

                                            Name :   Shyue-Ching Lu
                                                     ---------------------------

                                            Title:   President and CEO
                                                     ---------------------------